Exhibit 99.1
Paya Holdings Inc. Announces Second Quarter 2021 Results
ATLANTA, GA, August 6, 2021 (GLOBE NEWSWIRE) – Paya Holdings Inc. (NASDAQ: PAYA) (“Paya Holdings”, “Paya” or the “Company”), a leading provider of integrated payment and commerce solutions, today reported financial results for its second quarter ended June 30, 2021.

“Paya’s solid second quarter results continue to build upon the momentum we’ve seen this year across the business,” said Jeff Hack, CEO of Paya. “Strong card volume growth and continued outperformance from our proprietary ACH solution, coupled with the strength we’re seeing in our B2B and Government verticals reinforces our confidence for the remainder of the year. Furthermore, recent partner wins, a strong pipeline of actionable organic and inorganic opportunities and an even stronger balance sheet, position us well to deliver against our growth initiatives over the medium term,” Hack concluded.
Second Quarter 2021 Financial Highlights
•Payment volume was $10.7 billion, an increase of 36.8% from $7.8 billion for the second quarter of 2020.
•Total revenue was $63.9 million, an increase of 25.2% from $51.1 million for the second quarter of 2020.
•Integrated Solutions segment revenue was $39.6 million, an increase of 31.3% from $30.1 million for the second quarter of 2020.
•Payment Services segment revenue was $24.4 million, an increase of 16.5% from $21.0 million for the second quarter of 2020.
•Gross profit was $33.8 million, resulting in a gross profit margin of 52.8%, as compared to $26.2 million with a gross profit margin of 51.2% for the second quarter of 2020.
•Net income was $(3.1) million, compared to $0.6 million for the second quarter of 2020.
•Adjusted EBITDA was $16.8 million, an increase of 18.3% from $14.2 million for the second quarter of 2020.
•Adjusted Net Income was $13.7 million.
•Earnings per share was $(0.02).
•Adjusted earnings per share was $0.11.
•Ended June 30, 2021 with $135.6 million of cash and $250.0 million of total debt.

These financial highlights include non-GAAP measures. See below for definitions and reconciliation.

2021 Outlook

Paya provides the following updated revenue, gross margin, and Adjusted EBITDA guidance for the full year 2021, which replaces previously issued guidance. This outlook assumes no further unanticipated impacts from the COVID-19 pandemic or other factors outside of Paya’s control.

2021
Total Revenue	$244M - $248M
Gross Margin	52.0% - 53.0%
Adjusted EBITDA	$64M - $68M

Conference Call
The Company has scheduled a conference call for August 6, 2021 at 8:00 a.m. Eastern Time to discuss the second quarter 2021 results.

The conference call will be available by live webcast through Paya’s Investor Relations website at https://investors.paya.com or by dialing in as follows:

Domestic:	1-833-665-0668
International:	1-914-987-7320
Conference ID:	7296603
Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

PAYA Q2 2021 Earnings Release	Page 1

A replay of the conference call will be available for approximately 14 days and can be accessed through the Investors section of Paya’s website or by dialing 1-855-859-2056 (for Domestic callers), or 1-404-537-3406 (for International callers), with passcode 7296603.
About Paya
Paya (NASDAQ: PAYA) is a leading provider of integrated payment and frictionless commerce solutions that help customers accept and make payments, expedite receipt of money, and increase operating efficiencies. The company processes over $40 billion of annual payment volume across credit/debit card, ACH, and check, making it a top 20 provider of payment processing in the US. Paya serves more than 100,000 customers through over 2,000 key distribution partners focused on targeted, high growth verticals such as healthcare, education, non-profit, government, utilities, and other B2B goods and services. The business has built its foundation on offering robust integrations into front-end CRM and back-end accounting systems to enhance customer experience and workflow. Paya is headquartered in Atlanta, GA, with offices in Reston, VA, Fort Walton Beach, FL, Dayton, OH, Miamisburg, OH, Mt. Vernon, OH, Dallas, TX and Tempe, AZ.
Cautionary Statement Regarding Forward Looking Statements
Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this press release may include, for example, statements about expectations for future financial performance and business strategies.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on such statements as we cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread (which impacts are highly uncertain and cannot be reasonably estimated or predicted at this time); competition; the ability of our business to grow and manage growth profitably; changes in applicable laws or regulations; changes in the payment processing market in which Paya competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that Paya targets; risks relating to Paya’s relationships within the payment ecosystem; risk that Paya may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to Paya; the risk that Paya may not be able to develop and maintain effective internal controls and other risks and uncertainties; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission.
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
(1)Non-GAAP Financial Measures and Key Performance Metrics
This press release contains historical non-GAAP financial measures and key performance metrics including Payment volume, Adjusted EBITDA, Adjusted Net Income, Segment gross profit (revenue less cost of services excluding depreciation and amortization) and Segment gross profit margin. Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

This press release also contains Adjusted EBITDA guidance. We are unable to provide guidance for the most closely comparable GAAP measure or a reconciliation of our guidance for Adjusted EBITDA because we are unable to provide a

PAYA Q2 2021 Earnings Release	Page 2

meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including stock-based compensation.
We have included Payment volume, Adjusted EBITDA, Adjusted Net Income, Segment gross profit (revenue less cost of services excluding depreciation and amortization) and Segment gross profit margin, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance.
Definitions:
Payment volume is defined as the total dollar amount of all payments processed by our customers through our services.
Gross profit represents revenue less cost of services excluding depreciation and amortization.
Segment gross profit represents segment revenue less cost of services excluding depreciation and amortization.
Segment gross profit margin represents segment gross profit as a percentage of total segment revenue.
Adjusted EBITDA represents earnings before interest and other expense, income taxes, depreciation, and amortization, or EBITDA, and further adjustments to EBITDA to exclude certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted EBITDA.
Adjusted Net Income represents net income (loss) adjusted to exclude amortization and certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted Net Income.
Utility and Purposes:
The Company discloses EBITDA, Adjusted EBITDA, and Adjusted Net Income because these non-GAAP measures are key measures used by its management to evaluate our business, measure its operating performance and make strategic decisions. We believe EBITDA, Adjusted EBITDA, and Adjusted Net Income are useful for investors and others in understanding and evaluating our operations results in the same manner as its management. However, EBITDA, Adjusted EBITDA, and Adjusted Net Income are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, income before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA, and Adjusted Net Income or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted Net Income alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.
Investor Contact:
Matt Humphries, CFA
Head of Investor Relations
matt.humphries@paya.com
Media Contact:
Kerry Close
212-784-5717
kclose@groupgordon.com

PAYA Q2 2021 Earnings Release	Page 3

Exhibit 1
Paya Holdings Inc.
Consolidated Statements of Income and Other Comprehensive Income
($ in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$63.9	$51.1	$119.2	$100.2

Cost of services exclusive of depreciation and amortization	(30.2)	(24.9)	(56.3)	(49.4)
Selling, general & administrative expenses	(20.8)	(14.1)	(37.8)	(29.6)
Depreciation and amortization	(7.5)	(6.0)	(14.5)	(12.0)
Income from operations	5.4	6.1	10.6	9.2
Other income (expense)
Interest expense	(3.8)	(4.7)	(7.8)	(9.3)
Other income (expense)	(8.4)	—	(8.0)	—
Total other expense	(12.2)	(4.7)	(15.8)	(9.3)

Income (loss) before income taxes	(6.8)	1.4	(5.2)	(0.1)
Income tax (expense) benefit	3.7	(0.8)	3.1	0.1
Net income (loss)	$(3.1)	$0.6	$(2.1)	$—

Weighted average common shares	127,213,455	54,534,022	122,511,009	54,534,022
Basic earnings per share	$(0.02)	$0.01	$(0.02)	$0.00
Diluted earnings per share	$(0.02)	$0.01	$(0.02)	$0.00

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Exhibit 2
Paya Holdings Inc.
Condensed Consolidated Balance Sheet Data
($ in millions)
(unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$135.6	$23.6
Trade receivables, net	24.2	17.5
Other current assets	7.1	3.2
Funds held for clients	83.5	78.5
Total current assets	$250.4	$122.8

Noncurrent assets:
Property and equipment, net and Other long-term assets	15.7	13.6
Goodwill and Intangibles, net	361.1	338.9
Total Assets	$627.2	$475.3

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	4.5	4.0
Accrued and Other current liabilities	16.1	13.5
Accrued revenue share	9.4	7.5
Client funds obligations	83.2	78.7
Total current liabilities	$113.2	$103.7

Noncurrent liabilities:
Deferred tax liability, net and Other long-term liabilities	31.5	35.4
Long-term debt	242.7	220.2
Total liabilities	$387.4	$359.3

Stockholders' Equity:
Additional Paid-in-Capital	255.3	129.4
Accumulated deficit	(15.5)	(13.4)
Total stockholders' equity	239.8	116.0
Total liabilities and stockholders' equity	$627.2	$475.3

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Exhibit 3
Paya Holdings Inc.
Condensed Consolidated Cash Flow Data
($ in millions)
(unaudited)

	Six Months Ended June 30,	Six Months Ended June 30,
	2021	2020
Cash and cash equivalents, beginning of period	$23.6	$26.0

CASH FLOW FROM OPERATING ACTIVITIES
Net income, (loss)	(2.1)	(0.1)
Adjustments
Depreciation & amortization expense	14.6	12.0
Deferred taxes	(3.4)	0.1
Other non-cash items	8.4	2.1
Changes in operating assets and liabilities	(6.6)	(10.9)
NET CASH PROVIDED BY OPERATING ACTIVITIES	10.9	3.2

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3.6)	(2.4)
Purchases of customer lists	(8.7)	(0.1)
Acquisition of business, net of cash received	(18.3)	—
NET CASH (USED IN) INVESTING ACTIVITIES	(30.6)	(2.5)

CASH FLOWS FROM FINANCING ACTIVITIES
Other financing activities	131.7	(1.8)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	131.7	(1.8)

Net change in cash and cash equivalents	112.0	(1.1)

Cash and cash equivalents, end of period	$135.6	$24.9

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Exhibit 4
Paya Holdings Inc.
Segment revenue, gross profit (revenue less cost of services excluding depreciation and amortization), gross profit margin
($ in millions)
(unaudited)

	Three Months Ended June 30,		Change
	2021	2020	Amount	%
Integrated Solutions
Segment revenue	$39.6	$30.1	$9.5	31.3%
Segment gross profit	$21.2	$16.3	$4.9	29.7%
Segment gross profit margin	53.5%	54.1%

Payment Services
Segment revenue	$24.4	$21.0	$3.4	16.5%
Segment gross profit	$12.7	$9.9	$2.8	28.0%
Segment gross profit margin	52.0%	47.1%

	Six Months Ended June 30,		Change
	2021	2020	Amount	%
Integrated Solutions
Segment revenue	$72.5	$59.5	$13.0	21.7%
Segment gross profit	$39.4	$31.8	$7.6	23.8%
Segment gross profit margin	54.3%	53.4%

Payment Services
Segment revenue	$46.8	$40.7	$6.1	14.9%
Segment gross profit	$23.6	$19.0	$4.6	24.2%
Segment gross profit margin	50.4%	46.7%

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Exhibit 5
Paya Holdings Inc.
Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA
($ in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income (loss)	$(3.1)	$0.6	$(2.1)	$—
Depreciation & amortization	7.5	6.0	14.5	12.0
Income tax expense (benefit)	(3.7)	0.8	(3.1)	(0.1)
Interest and other expense(a)	12.2	4.7	15.8	9.3
EBITDA	12.9	12.1	25.1	21.2

Transaction-related expenses(b)	0.7	0.4	1.5	0.4
Stock based compensation(c)	0.9	0.3	1.6	0.7
Restructuring costs(d)	0.8	0.6	1.0	1.2
Discontinued service costs(e)	—	—	0.2	—
Management fees and expenses(f)	—	0.4	—	0.6
Business combination costs(g)	0.3	—	0.6	—
Contingent non-income tax liability(h)	0.8	—	0.8	—
Other costs(i)	0.4	0.4	0.8	0.7
Total adjustments	3.9	2.1	6.5	3.6
Adjusted EBITDA	$16.8	$14.2	$31.6	$24.8
Adjusted EBITDA Margin	26.3%	27.8%	26.5%	24.7%

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA Definitions

(a)Represents ordinary interest expense as well as one-time fees including the write-off of debt issuance costs and an early termination penalty.
(b)Represents professional service fees related to mergers and acquisitions such as legal fees, consulting fees, accounting advisory fees, and other costs.
(c)Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(d)Costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of headquarters from Reston, VA to Atlanta, GA, certain staff restructuring charges, including severance, and acquisition related restructuring charges in connection with the Paragon transaction.
(e)Represents costs incurred to retire certain tools, applications and services that are no longer in use.
(f)Represents advisory fees that we will not be required to pay going forward.
(g)Represents business combination costs.
(h)Represents non recurring contingent non-income tax liability.
(i)Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and legal debt refinancing expense.

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Exhibit 6
Paya Holdings Inc.
Reconciliation of Net income (loss) to Adjusted Net Income
($ in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income (loss)	$(3.1)	$0.6	$(2.1)	$—

Amortization add back	6.4	5.1	12.4	10.1
Loss on debt extinguishment(a)	8.5	—	8.5	—
Transaction-related expenses(b)	0.7	0.4	1.5	0.4
Stock based compensation(c)	0.9	0.3	1.6	0.7
Restructuring costs(d)	0.8	0.6	1.0	1.2
Discontinued service costs(e)	—	—	0.2	—
Management fees and expenses(f)	—	0.4	—	0.6
Business combination costs(g)	0.3	—	0.6	—
Contingent non-income tax liability(h)	0.8	—	0.8	—
Other costs(i)	0.4	0.4	0.8	0.7
Total adjustments	$18.8	$7.2	$27.4	$13.7
Tax effect of adjustments(j)	(2.0)	—	(2.4)	—
Adjusted Net Income	$13.7	$7.8	$22.9	$13.7

Adjusted Net Income	$13.7	$7.8	$22.9	$13.7
Weighted average common shares assuming dilution	127,213,455	54,534,022	122,511,009	54,534,022
Adjusted EPS	$0.11	$0.14	$0.19	$0.25

Reconciliation of Net income (loss) to Adjusted Net Income Definitions

(a)Represents one-time debt refinancing expenses for the prepayment penalty and write-off of debt issuance costs.
(b)Represents professional service fees related to mergers and acquisitions such as legal fees, consulting fees, accounting advisory fees, and other costs.
(c)Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(d)Costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of headquarters from Reston, VA to Atlanta, GA, certain staff restructuring charges, including severance, and acquisition related restructuring charges in connection with the Paragon transaction.
(e)Represents costs incurred to retire certain tools, applications and services that are no longer in use.
(f)Represents advisory fees that we will not be required to pay going forward.
(g)Represents business combination costs.
(h)Represents non recurring contingent non-income tax liability.
(i)Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and legal debt refinancing expenses.
(j)Represents pro forma income tax adjustment effect, at the anticipated blended rate, for all items expected to have a cash tax impact (i.e. items that were not originally recorded through goodwill). Any impact to the valuation allowance assessment for these adjustments has not been considered. The Company has not applied a pro forma tax adjustment in 2020 due to the different ownership structure.

PAYA Q2 2021 Earnings Release	Page 9

Exhibit 7
Paya Holdings Inc.
Payment Volume
($ in millions)
(unaudited)

	Three Months Ended June 30,		Change
	2021	2020	Amount	%
Payment volume	$10,684.8	$7,809.5	2,875.3	36.8%

	Six Months Ended June 30,		Change
	2021	2020	Amount	%
Payment volume	$20,147.1	$15,434.2	4,712.9	30.5%

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